EXHIBIT 99.4

                       SELECTED FINANCIAL DATA--REMINGTON

     The following table sets forth Remington's selected historical consolidated financial data. The selected financial data as of and for each of the five years ended December 31 have been derived from Remington's audited consolidated financial statements. The selected consolidated financial data as of and for the six months ended June 30, 2002 and June 30, 2003 have been derived from Remington's unaudited consolidated financial statements. The unaudited selected consolidated financial data as of and for the six months ended June 30, 2002 and June 30, 2003 reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of Remington's management, necessary for a fair presentation of Remington's financial position, results of operations and cash flows as of and for the end of the periods presented. The historical results indicated below are not necessarily indicative of Remington's future performance and results for the six months ended June 30, 2003 are not necessarily indicative of the results of Remington's operations for the full year. The following selected financial data should be read in conjunction with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Remington's consolidated financial statements, including the notes thereto included elsewhere in this offering memorandum.


                                                                                                                 Six Months Ended
                                                                    Fiscal Year Ended December 31,                   June 30,
                                                                    ------------------------------                   --------
                                                               1998       1999       2000      2001       2002       2002       2003
                                                               ----       ----       ----      ----       ----       ----       ----
                                                                                                                    (unaudited)
                                                                                        (in millions)
Statement of Operations Data:
Net sales(1)..........................................       $252.3     $299.5     $342.2    $356.0     $365.1     $123.8    $119.0
Cost of sales.........................................        153.3      170.5      196.5     230.5      210.0       74.1      66.2
Gross profit..........................................         99.0      129.0      145.7     125.5      155.1       49.7      52.8
Operating expenses(1)(2)..............................         93.0       99.9      107.4     123.6      114.9       43.1      42.8
Income from operations................................          6.0       29.1       38.3       1.9       40.2        6.6      10.0
Income (loss) before income taxes.....................        (14.9        7.2       13.1     (26.5)      17.0       (4.6)     (0.2)
Net income (loss).....................................        (15.3)       6.0       12.7     (23.4)      16.8       (4.3)     (0.9)
Other Financial Data:
EBITDA(3).............................................        $10.8      $34.5      $43.7      $5.7      $44.8       $8.9     $12.9
Cash provided by (used) in operating activities.......         (3.1)       2.0       (3.9)     (4.3)      58.5       11.8      (0.7)
Capital expenditures..................................          3.9        3.5        4.4       4.3        2.1        1.1       1.1
Depreciation and amortization (excluding amortization
   of debt issuance costs)............................          5.2        5.6        5.8       5.8        3.4        1.6       1.7
Balance Sheet Data (at period end):
Cash and cash equivalents.............................         $4.2       $9.9      $10.3      $4.1      $32.8       $3.7     $24.7
Working capital(4)....................................         68.3       85.1      106.0      87.4       82.6       75.2      80.6
Total assets..........................................        195.7      224.0      242.5     241.7      235.1      200.9     198.6
Total debt............................................        187.7      195.8      203.3     213.0      187.1      203.1     180.5
Total members' deficit................................        (34.7)     (27.8)     (17.5)    (42.4)     (27.0)     (46.9)    (26.0)


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(1)      Net sales for all periods reflect reductions for certain costs, primarily the cost of cooperative advertising with trade customers which have been reclassified from operating expenses.

(2) Remington adopted FASB Statement No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. In accordance with Statement No. 142, beginning January 1, 2002, Remington's goodwill and its tradenames, which have been deemed to have indefinite lives, are no longer being amortized and are subject to annual impairment tests. Remington recognized goodwill and tradename amortization expense of $1.5 million annually in 1998, 1999, 2000 and 2001, included in income from operations.

(3) EBITDA represents net income (loss) plus interest expense, income tax expense (benefit) and depreciation and amortization (excluding amortization of debt issuance costs). Management believes that EBITDA and related measures could be useful for potential purchasers of the notes in assessing our operating performance. EBITDA, as used herein, is not necessarily comparable with similarly titled measures of other companies. EBITDA should not be considered in isolation or as an alternative to operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

         EBITDA is calculated from net income (loss) and reconciled to cash provided by (used in) operating activities as follows:

                                                                                                    Six Months Ended
                                                   Fiscal Year Ended December 31                         June 30
                                                   -----------------------------                         -------
                                           1998        1999        2000         2001        2002        2002        2003
                                           ----        ----        ----         ----        ----        ----        ----
                                                                                                       (unaudited)
                                                                       (in millions)
Net income (loss)................        $(15.3)       $6.0       $12.7      $(23.4)       $16.8       $(4.3)      $(0.9)
Interest expense(A)..............          20.5        21.7        24.8        26.4         24.4        11.9        11.4
Income tax expense (benefit).....           0.4         1.2         0.4        (3.1)         0.2        (0.3)        0.7
Depreciation and amortization
   (excluding amortization of debt
   issuance costs)...............           5.2         5.6         5.8         5.8          3.4         1.6         1.7
EBITDA...........................          10.8        34.5        43.7         5.7         44.8         8.9        12.9

Interest expense, less amortization       (19.4)      (20.3)      (22.0)      (24.2)       (22.1)      (10.9)      (10.1)
Other non-cash adjustments.......           9.6        (0.2)        2.8        11.2          3.8        (1.2)        0.7
Change in assets and liabilities.          (3.7)      (10.8)      (28.0)       (0.2)        32.2        14.7        (3.5)
Current income tax expense
   (benefit) and other...........          (0.4)       (1.2)       (0.4)        3.2         (0.2)        0.3         0.7
Cash provided by (used in)
   operating activities..........         $(3.1)       $2.0       $(3.9)      $(4.3)       $58.5       $11.8       $(0.7)




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(A)  Interest expense excludes interest income of $0.4 million, $0.1 million and
     $0.2 million, respectively, for the years ended December 31, 2000, 2001 and 2002 and $ -- and $0.2 million, respectively, during the six month periods ended June 30, 2002 and June 30, 2003. Interest income is excluded from interest expense as reported in Remington's form 10-K and 10-Q filings to provide consistency with Rayovac's definition of EBITDA.

(4)  Working capital is defined as current assets less current liabilities.